SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2006

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Item 2.02.              Results of Operations and Financial Conditions

On May 3, 2006, priceline.com Incorporated (“priceline.com”) announced its financial results for the 1st quarter ended March 31, 2006. A copy of priceline.com’s consolidated balance sheet at March 31, 2006 and consolidated statement of operations for the three months ended March 31, 2006 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K. The consolidated balance sheet at March 31, 2006 and consolidated statement of operations for the three months ended March 31, 2006 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On May 3, 2006, priceline.com announced its financial results for the fiscal quarter ended March 31, 2006. A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

During its earnings conference call, priceline.com announced that its gross travel bookings, which refers to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers, increased 47% to $746.8 million in the 1st quarter 2006 compared to the 1st quarter 2005. Priceline.com also announced that Priceline Europe had $272.8 million of gross travel bookings in the 1st quarter 2006 and revenue of approximately $22.4 million. Priceline.com noted that its “organic” gross travel bookings increased approximately 33% in the 1st quarter 2006 when compared to the 1st quarter 2005. Priceline.com also stated that its domestic “organic” gross travel bookings increased approximately 10% in the 1st quarter 2006 compared to the same quarter in the prior year and that Priceline Europe’s “organic” gross travel bookings increased over 100% in the 1st quarter 2006 compared to the same quarter in the prior year. “Organic” gross travel bookings exclude the sale of Travelweb hotel rooms through Orbitz and assumes that priceline.com owned Bookings B.V., which was acquired in July 2005, during the entire 1st quarter 2005. Priceline.com stated that domestic “merchant” gross travel bookings were down approximately 1% in the 1st quarter 2006 compared to the same period in the prior year.

Priceline.com announced that the company experienced a year-over-year decrease in “opaque” airline ticket sales that was roughly consistent with the rate of decline experienced in the second half of 2005. The company noted that the contribution to gross profit from the sale of airline tickets in the 1st quarter 2006 was lower than the same period a year ago to a greater degree than the decline in ticket sales, which was primarily attributable to margin pressure from inventory constraints and pressure on “GDS economics.”

Priceline.com stated that in the 1st quarter 2006 it had approximately $20.3 million in net cash from operating activities and total capital expenditures of approximately $2.1 million. Priceline.com announced that it acquired approximately $5.6 million of its common stock during the 1st quarter 2006 pursuant to its stock buyback program.

With respect to 2006 guidance, priceline.com announced that it expected consolidated advertising expenses of approximately $36 to $40 million in the 2nd quarter 2006 and expected approximately 75% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 2nd quarter 2006 would be between $11 and $12 million. Priceline.com stated that it expected personnel costs to be approximately $14.0 to $14.5 million in the 2nd quarter 2006. With respect to 2nd quarter 2006, priceline.com stated it expected general and administrative expenses of approximately $6.3 to $6.6 million, information technology expenses of approximately $2.6 to $2.8 million, and depreciation and amortization expenses, excluding acquisition related amortization, of approximately $2.6 million. Priceline.com estimated that it would have cash income tax expense of approximately $3.5 million in the 2nd quarter 2006 comprised of alternative minimum tax in the United States and additional income taxes in Europe. Priceline.com noted that it expected Priceline Europe to account for more than half of priceline.com’s “pro forma” operating income for full-year 2006, which would represent a more than 50% year-over-year increase in Priceline Europe’s pro forma “organic” operating income. Priceline.com also noted that Priceline Europe’s revenue and gross profit in April 2006 had grown approximately 50% compared to March 2006.

With respect to GAAP financial results, the company said it expected to report GAAP net income of approximately $0.21 to $0.26 per diluted share in the 2nd quarter 2006 and expected GAAP net income for the full-year 2006 to be approximately $0.62 to $0.70 per diluted share.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2006. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to priceline.com on the date this report was submitted. Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006 to be filed with the Securities and Exchange Commission on or about May 10, 2006. The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 3, 2006 relating to, among other things, its 1st quarter 2006 earnings. The consolidated balance sheet at March 31, 2006 and consolidated statement of operations for the three months ended March 31, 2006 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  May 3, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 3, 2006 relating to, among other things, its 1st quarter 2006 earnings. The consolidated balance sheet at March 31, 2006 and consolidated statement of operations for the three months ended March 31, 2006 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”